UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors; Appointment of Certain Officers.

Director Departure; Appointment of New Director

On June 1, 2023, Ed Garden notified Janus Henderson Group plc (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”), effective as of June 9, 2023. Josh Frank, a Partner and Co-Chief Investment Officer at Trian Fund Management, L.P. (“Trian”), the beneficial owner of approximately 19.2% of the Company’s common stock, has been appointed as an independent non-executive director to fill the vacancy created by Mr. Garden’s resignation, also effective as of June 9, 2023. The Board also appointed Mr. Frank to serve as a member of the Human Capital and Compensation Committee and the Risk Committee. Mr. Garden indicated that he strongly supports Janus Henderson’s new CEO, Ali Dibadj and his management team, the Company’s newly defined strategy, the firm’s cost-efficiency program and Janus Henderson’s refreshed Board. Mr. Garden has also decided to retire as Trian’s Chief Investment Officer to focus on managing his personal investments through his family office. He will continue as a Senior Advisor to Trian.

Mr. Frank joins Brian Baldwin, a Partner and Head of Research at Trian, on the Company’s Board. The Board has determined that Mr. Frank qualifies as an independent director under the applicable rules of the New York Stock Exchange, and the rules and regulations of the U.S. Securities and Exchange Commission. Mr. Frank is a member of Trian’s Investment Committee and has been a member of Trian’s investment team since its inception in 2005. Mr. Frank served as a director and member of the Compensation and Leadership Development Committee and Audit Committee for Sysco Corp. from 2015 to 2021.

Mr. Frank will participate in the Company’s standard compensation program for non-employee directors. A description of the compensatory program for non-employee directors is described in the Company’s most recent Proxy Statement for the 2023 Annual General Meeting of Shareholders, as may be modified by the Board for all non-executive Directors, from time to time. Mr. Frank has advised the Company that, pursuant to his arrangement with Trian, he intends to contribute to Trian or to investment funds, accounts or vehicles managed by Trian and/or its affiliates, or hold for their benefit, all director compensation paid to him.

In the ordinary course of their asset management businesses, subsidiaries of the Company may from time to time (i) invest client assets in companies for which Mr. Frank serves as a director or in which Mr. Frank, his affiliates or investment funds managed by Trian and/or its affiliates may be significant stockholders or (ii) invest client assets in investment funds or other investment vehicles managed by Trian and/or its affiliates.

Item 7.01 Regulation FD Disclosure.

On June 2, 2023, the Company issued a press release announcing the changes to the Board described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUS HENDERSON GROUP PLC

By:	/s/ Roger Thompson
Name:	Roger Thompson
Title:	Chief Financial Officer

Date: June 2, 2023